EXHIBIT 99.1

PRESS RELEASE

Resolute Updates Status and Extends its Offer for Fibrek to March 29

MONTREAL, CANADA, March 19, 2012 – AbitibiBowater Inc., doing business as Resolute Forest Products (“Resolute”) (NYSE: ABH) (TSX: ABH), today announced that the Québec Court of Appeal has accepted to hear the Company’s appeal from the Court of Québec’s decision reversing the cease trade order on Fibrek Inc.’s (TSX: FBK) private placement of 32,320,000 special warrants to Mercer International Inc. (Nasdaq: MERC) (TSX: MRI.U). The cease trade order was issued on February 23 in a decision of the Bureau de décision et de révision (Québec). The appeal will be heard in the week of March 19, 2012.

Resolute also announced that it has extended the expiry date for its offer to acquire all of the issued and outstanding common shares of Fibrek to March 29, 2012.

The offer to acquire all of the issued and outstanding shares of Fibrek made by Resolute, together with RFP Acquisition Inc., a wholly-owned subsidiary, is more fully described in the offer circular and other ancillary documentation that Resolute filed on December 15, 2011, on the “SEDAR” website maintained by the Canadian Securities Administrators, as varied and extended. The offer will expire at 5:00 p.m. (Eastern Standard Time) on March 29, 2012, unless it is extended or withdrawn by Resolute. As of the close of business on March 16, 2012, approximately 60.4 million common shares of Fibrek had been deposited to Resolute’s offer, representing approximately 46.4% of the outstanding common shares.

Questions and requests for assistance or further information on how to tender Fibrek common shares to the offer should be directed to, and copies of the above referenced documents may be obtained by contacting, Georgeson at 1-866-598-0048 or by email at askus@georgeson.com.

Important Notice

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Resolute has filed with the SEC a registration statement on Form S-4, as amended, in connection with the proposed transaction with Fibrek. INVESTORS AND SECURITY HOLDERS OF RESOLUTE AND FIBREK ARE URGED TO READ THESE DOCUMENTS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such documents are available free of charge through the web site maintained by the SEC at www.sec.gov, by calling the SEC at telephone number 800-SEC-0330, on SEDAR at www.sedar.com or on Resolute’s website at www.resolutefp.com.

About Resolute Forest Products

Resolute is a global leader in the forest products industry with a diverse range of products, including newsprint, commercial printing papers, market pulp and wood products. Resolute owns or operates 18 pulp and paper mills and 23 wood product facilities in the United States, Canada and South Korea. Marketing its products in close to 90 countries, Resolute has third-party certified 100% of its managed woodlands to sustainable forest management standards. The shares of Resolute trade under the stock symbol ABH on both the New York Stock Exchange and the Toronto Stock Exchange.

Resolute and other member companies of the Forest Products Association of Canada, as well as a number of environmental organizations, are partners in the Canadian Boreal Forest Agreement. The group works to identify solutions to conservation issues that meet the goal of balancing equally the three pillars of sustainability linked to human activities: economic, social and environmental. Resolute is also a member of the World Wildlife Fund’s Climate Savers program, in which businesses establish ambitious targets to voluntarily reduce greenhouse gas emissions and work aggressively toward achieving them.

Cautionary Statements Regarding Forward-looking Information

Statements in this press release that are not reported financial results or other historical information of AbitibiBowater Inc., doing business as Resolute Forest Products, are “forward-looking statements” and may be identified by the use of forward-looking terminology such as the words “should”, “would”, “could”, “will”, “may”, “expect”, “believe”, “anticipate”, “attempt”, “project” and other terms with similar meaning indicating possible future events or potential impact on Resolute’s business or shareholders, including future operations following the proposed acquisition of Fibrek. The safe harbor provisions of the Private Securities Litigation Reform Act of 1995 do not apply to any forward-looking statements made in connection with an exchange offer.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. The potential risks and uncertainties that could cause Resolute’s actual future financial condition, results of operations and performance to differ materially from those expressed or implied in this press release include, but are not limited to, Resolute Common Stock issued in connection with the proposed acquisition may have a market value lower than expected, the businesses of Resolute and Fibrek may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, the possible delay in the completion of the steps required to be taken for the eventual combination of the two companies, including the possibility that approvals or clearances required to be obtained from regulatory and other agencies and bodies will not be obtained in a timely manner, disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees and suppliers, and all other potential risks and uncertainties set forth under the heading “Risk Factors” in Part I, Item 1A of Resolute’s annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC and Resolute’s other filings with the Canadian securities regulatory authorities.

All forward-looking statements in this press release are expressly qualified by the cautionary statements contained or referred to above and in Resolute’s other filings with the SEC and the Canadian securities regulatory authorities. Resolute disclaims any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investors Rémi G. Lalonde Vice President, Investor Relations 514 394-2345 ir@resolutefp.com	Media and Others Xavier Van Chau Director, Communications and Corporate Social Responsibility 514 394-3611 xavier.vanchau@resolutefp.com